Exhibit 99.13

                                  ASSIGNMENT
                                  __________


May 1, 1998

Mr. John L. Gardner
Saf T Lok Incorporated
18245 Southeast Federal Highway
Tequesta, FL  33469


Dear Mr. Gardner:

     Pursuant to the Financial Public Relations Agreement between Saf T Lok Inc and Marketing Direct Concepts, Inc., dated October 24, 1997, a fee of $375,000 was to be paid to Marketing Direct Concepts, Inc., at the time of the exercise of outstanding Stock Purchase Warrants for at least 500,000 shares for $2.00 per share. By agreement dated Noverm28, 1997 the aforesaid $375,000 fee was assigned to Firstimpex, Inc., Mercacorp, Inc., and Dafico Investment Corp., 1/3 to each, by Marketing Direct Concepts, Inc., for good and valuable consid-eration.
     Firstimpex, Inc., and Mercacorp, Inc., and each of them hereby assign to Dafico Investment Corp., for good and valuable consideration, all of its right, title and interest to receive 1/3 of said $375,000 fee.


Very truly yours,

AGREED AND ACCEPTED
FIRSTIMPEX


By: /s/ J. Weiser


Mercacorp Inc.


By: /s/ J. Weiser